EXHIBIT 10.1

                                 FIFTH AMENDMENT
                                     TO THE
                                 MICROAGE, INC.
                             RETIREMENT SAVINGS AND
                     EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

          The MicroAge, Inc. Retirement Savings and Employee Stock Ownership Plan and Trust (the "Plan"), as amended and restated by a document effective as of January 1, 1995 and amended by the First Amendment dated May 10, 1995, the Second Amendment dated March 14, 1996, the Third Amendment dated November 4, 1996 and the Fourth Amendment dated December 4, 1996, is hereby further amended as follows:

          1. All of the changes made to the Plan by this Fifth Amendment are effective as of January 1, 1997.

          2. A new definitional Section 2.26B is hereby added to the Plan and shall read as follows:

               2.26B ESSP Participant. The term "ESSP Participant" means any individual employed by the Employer or a Related Employer who is eligible to participate in the Executive Supplemental Savings Plan (the "ESSP") and who has been notified by the ESSP Plan Administrator of the effective date of his participation.

          3. Section 2.37A, the definition of "Leadership Team", is hereby deleted from the Plan.

          4. Section 4.02(e) of the Plan is hereby amended and restated in its entirety to read as follows:

               (e) Special Rules for ESSP Participants. No Participant who is an ESSP Participant shall be allowed to make Elective Deferrals directly to this Plan. Following the end of each Plan Year, however, Elective Deferrals may be made on behalf of such Participants by a direct transfer to the Trustee from the trustee of the ESSP. The amount of Elective Deferrals transferred to this Plan from the ESSP on behalf of each such Participant shall not exceed the lesser of (i) the dollar limitation imposed by Section 402(g) of the Code for such year or (ii) the maximum amount that may be transferred to this Plan without causing this Plan to violate the ADP limitations described in Section 4.02(c) for the Plan Year.
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                    (i)  For purposes of determining  the amount  referred to in clause (ii) of the preceding sentence, the Advisory Committee shall first calculate the ADP test referred to in Section 4.02(c) on the assumption that each ESSP Participant who also is a Participant in this Plan elected to make no Elective Deferrals other than any Elective Deferrals that such Participant made prior to the effective date of his participation in the ESSP.

                    (ii) If, but only if, the  calculation  made pursuant to the preceding subparagraph (i) reveals that the Elective Deferrals considered pursuant to subparagraph (i) are less than the maximum amount of Elective Deferrals that could be made by all Highly Compensated Employees (including ESSP Participants who are Participants in this Plan), Elective Deferrals shall then be transferred to this Plan from the ESSP on behalf of each ESSP Participant who is a Participant and who has elected to have such transfer made.

                    (iii)The  amount  transferred  to this Plan from the ESSP on behalf of each electing Participant who also is an ESSP Participant shall equal the lesser of (A) the amount available for transfer pursuant to the ESSP for the relevant Plan Year or (B) an amount equal to the Participant's Compensation for the Plan Year multiplied by the "maximum ADP" for the group consisting of ESSP Participants who also are Participants in this Plan (calculated in accordance with the principles set forth in Section 4.02(c)(iii)(B)). For purposes of the preceding sentence, the "maximum ADP" is the highest ADP that could be contributed by ESSP Participants who also are Participants in the Plan without requiring the return of any Excess Contributions pursuant to Section 4.02(d). In making this determination, the Advisory Committee may increase the maximum ADP of the remaining ESSP Participants if others will not be transferring the maximum amount permitted. Appropriate adjustments will be made to take into account any Elective Deferrals made by an ESSP Participant during a Plan Year but prior to the effective date of his participation in the ESSP, with the manner of adjustment to be determined by the Advisory Committee in accordance with rules and procedures of uniform application.

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                    (iv) Prior to the  first day of each Plan Year or, if later, the effective date of a Participant's eligibility to participate in the ESSP, each Participant who also is an ESSP Participant shall file an irrevocable, written election with the Advisory Committee and the Plan Administrator of the ESSP to either (a) transfer the amount calculated pursuant to subparagraph (iii) to this Plan or (b) to receive a cash distribution of said amount from the ESSP. Such election shall continue to
                         apply   from  year  to  year   unless   and  until  the
                         Participant changes the election by filing a new election. A new election shall only be effective with respect to Plan Years beginning after the day on which such election is received by the Advisory Committee and the Plan Administrator of the ESSP. In the case of a Participant who becomes an ESSP Participant during a Plan Year, the election shall be effective with respect to the portion of the Plan Year beginning on the effective date of such Participant's eligibility to participate in the ESSP. If such new ESSP Participant does not file such an election prior to the effective date of such individual=s participation in the ESSP (or such later date specified by the Advisory Committee) such individual's later election shall be effective only for Plan Years beginning after the date on which such election is filed.

                    (v) As soon as possible following the end of each Plan Year, the Advisory Committee will calculate the amount that may be transferred to this Plan from the ESSP and shall notify the Plan Administrator of the ESSP. Such transfers shall be accomplished no later that two and one-half (22) months following the end of the Plan Year and the amounts transferred shall be treated as Elective Deferrals for the preceding Plan Year for all purposes (including, but not limited to, Section 4.03).

          5. Except as otherwise amended above, the Plan, as previously amended, shall continue in full force and effect.

          To signify its adoption of this Fifth Amendment, MicroAge, Inc. has caused this Fifth Amendment to be executed by its duly authorized officer on this 31st day of January, 1997.

                                              MicroAge, Inc.


                                      By: /s/ Jeffrey D. McKeever
                                         ---------------------------------------
                                              Jeffrey D. McKeever
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer


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